Exhibit 32(b)

This Certification is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  This Certification shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

In connection with the Quarterly Report of Indiana Michigan Power Company (the “Company”) on Form 10-Q (the “Report”) for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof, I, Brian X. Tierney, the chief financial officer of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, based on my knowledge (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brian X. Tierney
Brian X. Tierney
Chief Financial Officer

October 24, 2019

A signed original of this written statement required by Section 906 has been provided to Indiana Michigan Power Company and will be retained by Indiana Michigan Power Company and furnished to the Securities and Exchange Commission or its staff upon request.